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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-111466, 333-111467, 333-111469 and 333-116114 on Form S-8 and Registration Statement No. 333-122215 on Form S-3 of our reports related to the consolidated financial statements and financial statement schedules of The DIRECTV Group, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 and Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132 (R)), and Management's Report on the Effectiveness of Internal Control over Financial Reporting dated February 26, 2009, appearing in the Annual Report on Form 10-K of The DIRECTV Group, Inc. for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
February 26, 2009

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM